                                                                      EXHIBIT 11

                     CITIZENS CORPORATION AND SUBSIDIARIES

             STATEMENT RE COMPUTATION OF PER COMMON SHARE EARNINGS

               FOR THE PERIODS ENDED DECEMBER 31, 1997 AND 1996
                     (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                                       QUARTER ENDED      YEAR ENDED
                                                                                       DECEMBER 31,      DECEMBER 31,
                                                                                      --------------    -------------
                                                                                       1997     1996     1997    1996
                                                                                      -----    -----    -----   -----
Basic:
  Average shares outstanding......................................................     35.3     35.3     35.3    35.3
                                                                                      =====    =====    =====   =====
  Net income available to common shareholders.....................................    $31.9    $22.4    $94.2   $84.1
                                                                                      =====    =====    =====   =====
  Per share amount................................................................    $0.90    $0.63    $2.67   $2.37
Diluted:
  Average shares outstanding......................................................     35.3     35.3     35.3    35.3
  Net effect of dilutive stock options based on the treasury stock method
    using average market price....................................................        _        _        _      _
                                                                                      -----    -----    -----   -----
      Totals......................................................................     35.3     35.3     35.3    35.5
                                                                                      =====    =====    =====   =====
Net income available to common shareholders.......................................    $31.9    $22.4    $94.2   $84.1
                                                                                      =====    =====    =====   =====
Per share amount..................................................................    $0.90    $0.63    $2.67   $2.37

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